Exhibit 10.1

RESTRICTED STOCK GRANT AGREEMENT
UNDER THE SPRINGLEAF HOLDINGS, INC.
2013 OMNIBUS INCENTIVE PLAN
This Restricted Stock Grant Agreement (this “Award Agreement”), dated as of [___________], 20[__] (the “Grant Date”), is made by and between OneMain Holdings, Inc., a Delaware corporation (the “Company”), and [______________] (the “Grantee”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Springleaf Holdings, Inc. 2013 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.
1. Grant of Restricted Stock. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee an Award of [_______] shares of Common Stock of the Company (collectively, the “Restricted Stock”).
2. Grant Date. The Restricted Stock is granted hereby on the Grant Date.
3. Incorporation of the Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan, as interpreted by the Administrator, shall govern.
4. Vesting. The Restricted Stock shall become vested as follows: 33.3% of the shares of Restricted Stock shall vest on [the first anniversary date of the Grant Date]; 33.3% of the shares of Restricted Stock shall vest on [the second anniversary date of the Grant Date]; and 33.4% of the shares of Restricted Stock shall vest on [the third anniversary date of the Grant Date] (each, a “Vesting Date”); provided that the Grantee remains continuously employed by (i) the Company, (ii) any direct or indirect parent of Springleaf Financial Holdings, LLC, (iii) any subsidiary of Springleaf Financial Holdings, LLC or (iv) any other entity controlled directly or indirectly by Springleaf Financial Holdings, LLC (as applicable, the “Employer”) through the applicable Vesting Date. Any notice period following the date on which the Grantee gave or received notice of termination of employment shall be disregarded for purposes of the vesting of the Restricted Stock, and vesting shall cease on the date such notice was given or received. Notwithstanding the foregoing:
(a) in the event of a termination by the Employer of the Grantee’s employment without Cause (except for such termination which follows Disability, and it being understood that relocation of no more than thirty (30) miles shall in no event be considered a termination without Cause), the shares of Restricted Stock scheduled to vest on the next Vesting Date following such termination of employment shall immediately vest on the date of such termination of employment; provided, however, that all such shares of Restricted Stock shall be forfeited unless the Grantee (A) executes and delivers to the Company (and does not revoke) a separation and release agreement in a form satisfactory to the Company (a “Separation Agreement”) within sixty (60) days following such termination and continues to comply with the Separation Agreement and (B) acknowledges that the remainder of the shares of Restricted Stock shall be forfeited; and
(b) in the event of the death or Disability of the Grantee, all of the then unvested shares of Restricted Stock shall vest as of the date of such death or Disability; provided, however, that all such shares of Restricted Stock shall be forfeited unless that the Grantee (or the Grantee’s representative or estate, as applicable) executes and delivers to the Company (and does not revoke) a Separation Agreement (or, in the event the Restricted Stock vests upon the Disability of the Grantee, a release of claims in a form satisfactory to the Company) within sixty (60) days following the date of the Grantee’s death or Disability, as applicable and continues to comply with the Separation Agreement or release of claims, as applicable.
5. Forfeiture. Subject to the provisions of the Plan and Section 4 of this Award Agreement, shares of Restricted Stock which have not become vested on the earlier of (i) the date the Grantee’s employment ends for any reason and (ii) the date the Grantee gives or receives a notice of termination of employment, shall immediately be forfeited on such applicable date without the payment of any consideration, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock.
6. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default of any party under this Award Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Award Agreement, or any waiver on the part of any party of any provisions or conditions of this Award Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.
7. Integration. This Award Agreement and the Plan contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Award Agreement and the Plan supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.

8. Counterparts; Electronic Signature. This Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The Grantee’s electronic signature of this Award Agreement shall have the same validity and effect as a signature affixed by the Grantee’s hand.
9. Grantee Acknowledgment. The Grantee hereby acknowledges receipt of a copy of the Plan. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this Award Agreement and the Restricted Stock shall be final and conclusive.
10. Restrictions on Transfer. Until such time as the shares of Restricted Stock are fully vested in accordance with Section 4 hereof, or as otherwise provided in the Plan, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any such unvested shares of Restricted Stock or any agreement or commitment to do any of the foregoing (each a “Transfer”) by any holder thereof in violation of the provisions of this Award Agreement will be valid, except with the prior written consent of the Board (such consent shall be granted or withheld in the sole discretion of the Board).
Any purported Transfer of the shares of Restricted Stock or any economic benefit or interest therein in violation of this Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any of the shares of Restricted Stock or any economic benefit or interest therein transferred in violation of this Award Agreement shall not be entitled to be recognized as a holder of such shares.
Without prejudice to the foregoing, in the event of a Transfer or an attempted Transfer in violation of this Award Agreement, such shares of Restricted Stock, and all of the rights related thereto, shall be immediately forfeited without consideration.
11. Taxes; 83(b) Election. The Grantee understands that the Grantee (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Award Agreement. The Grantee shall pay to the Company promptly upon request, and in any event at the time the Grantee recognizes taxable income with respect to the Restricted Stock, an amount equal to the minimum amount of taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock. The Grantee may satisfy the foregoing requirement by making a payment to the Company in cash or, with the approval of the Administrator, in its sole discretion, by electing to have the Company repurchase either (i) shares of Common Stock which the Grantee already owns or (ii) shares of Restricted Stock, and in such event the Company shall repurchase such number of shares having a Fair Market Value equal to the minimum amount of tax required to be withheld (or such other amount as may be permitted by applicable law and accounting standards). Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Any fractional amounts shall be settled in cash.
If the Grantee makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the Grant Date, the Grantee shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service, together with any required tax withholding. A form of such election is attached hereto as Exhibit A. The Grantee hereby acknowledges that it is the Grantee’s sole responsibility, and not the Company’s, to file timely the election under Section 83(b) of the Code.
12. Governing Law. This Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.
13. Legend on Certificates. The Grantee agrees that any certificate issued for Restricted Stock (or, if applicable, any book entry statement issued for Restricted Stock) prior to the lapse of any outstanding restrictions relating thereto shall bear the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER (THE “RESTRICTIONS”) AS SET FORTH IN THE SPRINGLEAF HOLDINGS, INC. 2013 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK GRANT AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND ONEMAIN HOLDINGS, INC., COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT AND SHALL RESULT IN THE FORFEITURE OF SUCH SHARES AS PROVIDED BY SUCH PLAN AND AWARD AGREEMENT.
14. Securities Laws Requirements. The Company shall not be obligated to issue shares of Common Stock to the Grantee free of the restrictive legend described in Section 13 hereof or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (“Securities Act”) (or any other federal or state statutes having similar requirements as may be in effect at that time). The Company shall be under no obligation to register the Restricted Stock pursuant to the Securities Act or any other federal or state securities laws.

15. Notices. All notices or other communications provided hereunder must be in writing and mailed or delivered either (i) to the Company at its principal place of business or (ii) to the Grantee at the address on file with the Company, or such other address as the Company or the Grantee may provide to the other for purposes of providing notice. Any such notice shall be deemed effective (1) upon delivery if delivered in person, (2) on the next business day if transmitted by national overnight courier and (3) on the fourth business day following mailing by first class mail.
16. Agreement Not a Contract for Services. Neither the Plan, the granting of the Restricted Stock, this Award Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Subsidiary or Affiliate for any period of time or at any specific rate of compensation.
17. Representations. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Award Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Award Agreement.
18. Amendments; Construction. The Administrator may amend the terms of this Award Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Grantee hereunder without his or her consent. Headings to Sections of this Award Agreement are intended for convenience of reference only, are not part of this Award Agreement and shall have no effect on the interpretation hereof.
19. Adjustments. Pursuant to Section 5 of the Plan, in the event of a Change in Capitalization as described therein, the Administrator shall make such equitable changes or adjustments as it deems necessary or appropriate to the number and kind of securities or other property (including cash) issued or issuable in respect of outstanding Restricted Stock.
20. Award Agreement Binding on Successors. The terms of this Award Agreement shall be binding upon the Grantee and upon the Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan. Notwithstanding anything to the contrary in this Award Agreement, neither this Award Agreement nor any rights granted herein shall be assignable by the Grantee.

21. Severability. Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Award Agreement. Moreover, if one or more of the provisions contained in this Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

22. Set-Off. The Grantee hereby acknowledges and agrees, without limiting rights of the Company or any Affiliate thereof otherwise available at law or in equity, that, to the extent permitted by law, the number of Shares due to the Grantee under this Award Agreement may be reduced by, and set-off against, any or all amounts or other consideration payable by the Grantee to the Company or any of its Affiliates under any other agreement or arrangement between the Grantee and the Company or any of its Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Code.
23. Rights as a Stockholder. During the period until the Restricted Stock vests as provided in Section 4 hereof, the Grantee shall, except as set forth in this Section 23, have all the rights of a stockholder with respect to the Restricted Stock, including the right to vote the underlying shares of Common Stock. Notwithstanding the foregoing, (i) the Grantee shall not have the right to Transfer the Restricted Stock prior to the vesting thereof as set forth in Section 4 hereof and (ii) any dividends or other distributions that are declared with respect to the shares of Restricted Stock between the Grant Date and the date on which such shares become vested will be paid to the Grantee at the time such shares vest as set forth in Section 4 hereof, and will not be paid to the Grantee in the event that the shares do not become so vested.
[Signature Pages Follow]

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date set forth above.
ONEMAIN HOLDINGS, INC.

By ____________________________

Print Name: _____________________

Title: __________________________

Exhibit 10.1

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Award Agreement.

GRANTEE

Signature ____________________
Print Name: ____________________

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